Exhibit 32
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The Quarterly Report for the quarter ended September 30, 2008 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by this Form 10-Q.

Dated: November 14, 2008	/s/ John W. Babich
John W. Babich
President and Interim Chief Executive Officer (Principal executive officer)

Dated: November 14, 2008	/s/ Donald E. Wallroth
Donald E. Wallroth
Chief Financial Officer (Principal financial officer)

     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.